Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Phio Pharmaceuticals Corp.

Marlborough, Massachusetts

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 26, 2020, relating to the consolidated financial statements of Phio Pharmaceuticals Corp., which is incorporated by reference in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Boston, Massachusetts

July 9, 2020